SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2021

AB International Group Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-55979	37-1740351
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

48 Wall Street, Suite 1009, New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 918-4519

______________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

Explanatory Note

On April 7, 2021, we filed a Current Report on Form 8-K to disclose prepayment on two convertible promissory notes, described in Item 8.01 to that Current Report. This Amendment is filed to correct a number calculation error by revising the number of common shares returned to treasury as a result of the prepayments on convertible notes from 1,370,000,000 to 137,000,000 shares.

SECTION 8 OTHER EVENTS

Item 8.01 other events

On April 7, 2021, we prepaid a convertible promissory note dated October 9, 2020 (the “Note”) held by accredited investor in the principal amount of $62,700. We prepaid $87,467 on the Note, which accounts for all the principal and accrued but unpaid interest.

On April 7, 2021, we prepaid a convertible promissory note dated October 8, 2020 (the “Note”) held by accredited investor in the principal amount of $55,000. We prepaid $ 80,797 on the Note, which accounts for all the principal and accrued but unpaid interest.

The prepayments allowed us to remove and return to treasury 137,000,000 shares of our common stock that were previously under reserve with our transfer agent for note conversions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AB International Group Corp.

/s/ Chiyuan Deng

Chiyuan Deng

President

Date: April 8, 2021

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